SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

LZG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53994	90-1907109
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

135 WEST 41st STREET, SUITE 5-104, NEW YORK, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 310-3978

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K filed by LZG International, Inc. with the Securities and Exchange Commission (the “SEC”) contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into A Material Definitive Agreement

LZG International, Inc. (“LZG” or “the Company”) and its wholly owned subsidiary, FatBrain Acquisition Company Limited, a limited company registered in England and Wales with registration number 14295074 (“FatBrain Acquisition”) have entered into a Share Purchase Agreement (“Share Purchase Agreement”), dated as of November 14, 2022, with the shareholders of Predictive Black Ltd (together “Sellers”), to acquire all outstanding shares of Predictive Black Ltd, a United Kingdom limited company (“PB Ltd”). The parties closed this transaction on November 14, 2022 (“Closing Date”).

PB Ltd is a data analytics company that uses machine learning and artificial intelligence to constantly improve and give increasingly refined predictive forecasts. The Sellers agreed to sell and assign all of their ownership interests and rights in PB Ltd to FatBrain Acquisition, in exchange for a combination of LZGI stock and cash, the payment of a portion of which will be deferred for several months.

Except for the Share Purchase Agreement and the transactions contemplated thereby, neither Sellers, nor PB Ltd, nor any of its officers or directors serving before the Share Purchase Agreement had any material relationship with LZG or LZG’s affiliates prior to this transaction.

The description of the Share Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto, and the terms of which are incorporated by reference herein. This summary is not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. The terms of the Share Purchase Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Share Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Purchase Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Share Purchase Agreement, LZG has acquired, through its subsidiary FatBrain Acquisition, all the outstanding equity interests in PB Ltd from the Sellers, thereby becoming indirect owner of all of its assets and liabilities.

Predictive Black Ltd. is a UK-based innovator of real-time cash management, financial insights, and business wellness for small and medium-sized enterprises. Starting with the principle that forecasts using only internal data are flawed, Predictive Black created a cross-industry analysis using high-level and deep-sector data to underpin forecasts for their clients. The platform connects to third party data securely and continuously reveals and refines relevant data connections into insights. Predictive Black is a regulated entity in the UK by the Financial Conduct Authority, a member of the UK Open Banking ecosystem, winner of a UK Innovate Grant, and an alumnus of the Creative Destruction Lab, Oxford University.

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SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On November 15, 2022, the Company issued a press release (the “Press Release”) announcing the consummation of the transaction contemplated in the Share Purchase Agreement. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

The pro forma financial information shall be filed by amendment to this Form 8-K no later than 71 days after the date of this filing.

(c) Shell Company Transactions.

None.

(d) Exhibits.

The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Document

1.1

Share Purchase Agreement dated as of November 14, 2022, by and among the shareholders of Predictive Black Ltd, Predictive Black Ltd., and Fatbrain Acquisition Company Limited and LZG International Inc.

99.1	Press Release of LZG International, Inc. issued on November 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2022	By:	/s/ Peter B. Ritz
Peter B. Ritz
Chief Executive and Financial Officer
Secretary
Chairman of the Board

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